Exhibit 10.17
EXECUTION VERSION

AMENDMENT NUMBER SEVEN
to the
Amended and Restated Master Repurchase Agreement
Dated as of October 21, 2010
between
BANK OF AMERICA, N.A.
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER SEVEN (this “Amendment”) is made as of this 20th day of August, 2013, by and between Bank of America, N.A. (“Buyer”) and Nationstar Mortgage LLC (“Seller”) to that certain Amended and Restated Master Repurchase Agreement, dated as of October 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Seller and Buyer.

WHEREAS, Seller has requested and Buyer agrees to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of August 20, 2013 (the “Effective Date”) the Agreement is hereby amended as follows:
(a)Exhibit A to the Agreement is hereby amended by deleting the definition of “Custodial Agreement” in its entirety and replacing it with the following (modified text underlined for review purposes):

Custodial Agreement: (i) The Amended and Restated Custodial Agreement executed among Buyer, Seller and The Bank of New York Mellon Trust Company, N.A. as Custodian with respect to this Agreement, as the same shall be modified and supplemented and in effect from time to time until such time as Seller notifies Buyer in writing that such Custodial Agreement has been terminated in accordance with the terms thereof and (ii) the Custodial Agreement executed among Buyer, Seller and Deutsche Bank National Trust Company as Custodian with respect to this Agreement, as the same shall be modified and supplemented and in effect from time to time, individually or collectively as the context may require.

(b)Exhibit A to the Agreement is hereby amended by deleting the definition of “Custodian” in its entirety and replacing it with the following (modified text underlined for review purposes):

Custodian: (i) The Bank of New York Mellon Trust Company, N.A. until such time as Seller notifies Buyer in writing that the Custodial Agreement to which such Custodian is a party has been terminated in accordance with the terms thereof and (ii) Deutsche Bank National Trust Company, individually or collectively as the context may require, or in either case such other custodian selected by Buyer.
SECTION 2.    Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.

SECTION 3.    Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4.    Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5.    Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

SECTION 6.    Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law, which shall govern) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7.    Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

BANK OF AMERICA, N.A., as Buyer By: /s/_Rayanthi De Mel___________________ Name: Rayanthi De Mel Title: Assistant Vice President	NATIONSTAR MORTGAGE LLC, as Seller By: /s/_Ellen Coleman_______________________ Name: Ellen Coleman Title: EVP, Treasurer